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                                                                    Exhibit 99.2

                         OSHMAN'S SPORTING GOODS, INC.

          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
                  Special Meeting _______________ _____, 2001

          The undersigned hereby appoints ALVIN N. LUBETKIN and STEVEN U. RATH, or either of them, each with power to appoint his substitute, as proxies of the undersigned and authorizes them to represent and vote, as designated below, all the shares of the Common Stock of Oshman's Sporting Goods, Inc. which the undersigned would be entitled to vote if personally present, and to act for the undersigned at the special meeting to be held ___________________, ______________ ____, 2001, or any adjournment thereof.

          This Proxy will be voted in the manner directed herein and in accordance with the accompanying joint proxy statement-prospectus. Receipt of the joint proxy statement-prospectus and the annual report for the fiscal year ended February 3, 2001, is hereby acknowledged. If no direction is made, this proxy will be voted FOR proposal 1, which is being proposed by the Board of Directors.

           PLEASE MARK, SIGN, DATE AND RETURN THE PROXY CARD PROMPTLY
                          USING THE ENCLOSED ENVELOPE.

               (Continued, and to be signed, on the other side.)

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                         OSHMAN'S SPORTING GOODS, INC.
                PLEASE MARK VOTE IN OVAL IN THE FOLLOWING MANNER
                            USING DARK INK ONLY, [X]

1. Adoption of Merger Agreement dated     2. In accordance with their discretion
   February 21, 2001 and approval of the     upon such other business as may
   merger.                                   properly come before the meeting
                                             or any adjournment thereof.
                  For  Against  Abstain
                  [  ]   [  ]    [  ]

                                                 Dated:__________________, 2001

                                Signature(s)__________________________________

                                ______________________________________________

                                (Please sign exactly as shown hereon.
                                Executors, administrators, guardians, trustees, attorneys and officers signing for corporations should give full title. If a partnership or jointly owned, each owner should sign.)

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                                FOLD AND DETACH HERE

                               YOUR VOTE IS IMPORTANT!

             PLEASE MARK, SIGN, DATE AND RETURN THE PROXY CARD PROMPTLY
                          USING THE ENCLOSED ENVELOPE.